EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
BlueLinx Holdings Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333-176131 and No. 333-220189) and Form S-8 (File No. 333-183027, No. 333-176130, No. 333-151529, No. 333-134612, No. 333-124721, No. 333-211838, and No. 333-225444) of BlueLinx Holdings Inc. and subsidiaries of our reports dated March 13, 2019, relating to the consolidated financial statements, and the effectiveness of BlueLinx Holdings Inc. and subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia
March 13, 2019